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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                AMENDMENT NO. 2


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report: June 24, 1998                 Commission File No. 000-23453
                -------------                                     ---------
(Date of earliest event reported)


                        FLEXIINTERNATIONAL SOFTWARE, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


           DELAWARE                                      06-1309427
           --------                                      ----------
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)


TWO ENTERPRISE DRIVE, SHELTON, CONNECTICUT                  06484
------------------------------------------                  -----
(Address of principal executive offices)                  (Zip Code)


                                 (203) 925-3040
                                 --------------
              (Registrant's telephone number, including area code)


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The undersigned Registrant hereby amends Item 7(b) of its Current Report on Form
8-K dated June 29, 1998 to read in its entirety as follows:

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The following financial statements required by Item 7 with respect to the Dodge acquisition are filed as part of this report:

     RESTATED PRO FORMA FINANCIAL INFORMATION:

     Unaudited Restated Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 1998 and for the Year Ended December 31, 1997.



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(b)        PRO FORMA FINANCIAL INFORMATION

           On June 24, 1998, Flexi acquired Dodge through the merger of a wholly-owned subsidiary of Flexi with and into Dodge. Pursuant to the terms of the merger agreement, the outstanding shares of Series E Convertible Preferred Stock of Dodge were converted into the right to receive an aggregate of 591,781 shares of Common Stock of Flexi. In addition, each outstanding share of capital stock of Dodge other than the Series E Preferred Stock were converted into the right to receive $0.00001. Each outstanding option (the "Dodge Options") to purchase shares of Common Stock of Dodge under the 1991 Stock Option Plan of Dodge were converted into an option to purchase the consideration that would have been issuable with respect to the number of shares of Common Stock of Dodge subject the unexercised portion of such Dodge Option. Flexi also granted options under its 1997 Stock Incentive Plan to purchase (i) an aggregate of 150,000 shares of Common Stock to employees of Dodge pursuant to the merger agreement and (ii) an additional 18,000 shares of Common Stock to employees of Dodge following the merger. Following the merger and in accordance with the merger agreement, Flexi paid in full an aggregate of $2,622,069.42 of principal and interest on promissory notes of Dodge held by certain former stockholders of Dodge by issuing an additional 271,719 shares of Common Stock and by paying $754,000 in cash.

           The following Restated Unaudited Pro Forma Condensed Consolidated Statements of Operations ("Pro Forma Statements of Operations") for the six months ended June 30, 1998 and the year ended December 31, 1997, give effect to the acquisition of Dodge as if it had occurred on January 1, 1997. The Pro Forma Statements of Operations are based on historical results of operations of Flexi and Dodge for the six months ended June 30, 1998, and the year ended December 31, 1997. The Pro Forma Statements of Operations and the accompanying notes ("Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Flexi and Dodge.

           The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the combined results that would have occurred had the acquisition taken place on January 1, 1997, nor is it necessarily indicative of results that may occur in the future.

           As a result of a review of its method used to value in-process R&D, the Company has modified the method used to value the in-process R&D acquired upon its acquisition of Dodge in June 1998. Initial calculations to value the acquired in-process R&D were based upon a methodology that focused on the after-tax cash flows attributable to the technology on an overall basis, without regard to the stage of completion of individual projects, and the selection of an appropriate rate of return to reflect the risk associated with the stage of completion of the technology. Revised calculations were based upon the methodology set forth in the SEC's September 1998 letter to the AICPA that requires consideration of the stage of completion of the individual in-process R&D projects at the date of acquisition. After applying the revised calculations, the Company has restated its financial statements for the quarter ended June 30, 1998 and has decreased the amount of the purchase price allocated to acquired in-process R&D associated with the Dodge acquisition from $6,830,000 to $1,890,000 and increased goodwill by $4,940,000 resulting in a change in goodwill amortization from $36,000 to $283,000 per quarter. Goodwill will be amortized over a five year period.


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               FLEXIINTERNATIONAL SOFTWARE, INC. AND SUBSIDIARIES
  RESTATED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                            Flexi         Dodge     Adjustments    Pro Forma
                                           --------      -------    -----------    ---------
Revenues:
  Software license                         $ 10,746      $ 1,110      $     -      $ 11,856
  Service and maintenance                     6,013        3,336            -         9,349
                                           --------      -------      -------      --------
     Total revenues                          16,759        4,446            -        21,205

Cost of revenues:
  Software license                            1,131          329            -         1,460
  Service and maintenance                     3,859        2,808            -         6,667
                                           --------      -------      -------      --------
     Total cost of revenues                   4,990        3,137            -         8,127

Operating expenses:
  Sales and marketing                         4,748          680            -         5,428
  Product development                         4,326          627            -         4,953
  General and administrative                  1,417        2,021         782  (a)     4,220
  Acquired in-process R&D                     1,890            -      (1,890) (b)         -
                                           --------      -------      -------      --------
     Total operating expenses                12,381        3,328       (1,108)       14,601

Operating loss                                 (612)      (2,019)       1,108        (1,523)
  Interest income                               570            7            -           577
  Interest expense                              (42)         (39)           -           (81)
                                           --------      -------      -------      --------

Loss before provision for income taxes          (84)      (2,051)       1,108        (1,027)

Provision for income taxes                        -            -            -             -
                                           --------      -------      -------      --------

Net loss                                   $    (84)     $(2,051)     $ 1,108      $ (1,027)
                                           ========      =======      =======      ========

Net loss per share:
  Basic and diluted                        $  (0.01)                               $  (0.06) (c)

Weighted average shares:
  Basic and diluted                          16,533                                  17,368


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


              FLEXIINTERNATIONAL SOFTWARE, INC. AND SUBSIDIARIES
 RESTATED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               FLEXI            DODGE(d)        ADJUSTMENTS       PRO FORMA
                                              --------         --------         -----------       ---------
Revenues:
  Software license                            $ 13,901         $  2,425              $   -         $ 16,326
  Service and maintenance                        7,723            6,293                  -           14,016
                                              --------         --------           --------         --------
     Total revenues                             21,624            8,718                  -           30,342

Cost of revenues:
  Software license                                 828              869                  -            1,697
  Service and maintenance                        5,450            4,949                  -           10,399
                                              --------         --------           --------         --------
     Total cost of revenues                      6,278            5,818                  -           12,096

Operating expenses:
  Sales and marketing                            7,820            2,436                  -           10,256
  Product development                            7,880              817                  -            8,697
  General and administrative                     2,316            2,734              1,564(a)         6,614
  Restructuring charges                              -             (314)                 -             (314)
                                              --------         --------           --------         --------
     Total operating expenses                   18,016            5,673              1,564           25,253

Operating loss                                  (2,670)          (2,773)            (1,564)          (7,007)

  Interest income                                  168               29                  -              197
  Interest expense                                (141)             (78)                 -             (219)
  Other                                              -               (5)                 -               (5)
                                              --------         --------           --------         --------

Loss before provision for income taxes          (2,643)          (2,827)            (1,564)          (7,034)

Provision for income taxes                           -                -                  -                -
                                              --------         --------           --------         --------

Net loss                                      $ (2,643)        $ (2,827)          $ (1,564)        $ (7,034)
                                              ========         ========           ========         ========

Net loss per share:
  Basic and diluted                           $  (0.42)                                            $  (0.98)(c)

Weighted average shares:
  Basic and diluted                              6,332                                                7,196



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                        FLEXIINTERNATIONAL SOFTWARE, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(a) The pro forma adjustments represent amortization of goodwill and other identifiable intangible assets of $782,000 and $1,564,000 for the six months ended June 30, 1998 and the year ended December 31, 1997 respectively, assuming the transaction had occurred on January 1, 1997.

(b) The pro forma adjustment represents $1,890,000 of acquired in-process research and development expense. These costs are excluded from pro forma results of operations, as they are not expected to have a continuing impact on Flexi's results of operations.

(c) Pro forma basic and diluted net loss per share is computed by dividing the pro forma net loss attributable to common shareholders by the pro forma weighted average number of common shares outstanding.

(d) Dodge results have been reclassified to conform with historical Flexi presentation.

     The following table reconciles shares used to compute historical basic and diluted net loss per share to shares used to compute pro forma basic and diluted net loss per share:

                                                       Six          Year
                                                   Months Ended     Ended
                                                     June 30,    December 31,
                                                       1998          1997
                                                   ------------  ------------
                                                          (in thousands)

      Shares used to compute historical basic
        And diluted net loss per share               16,533          6,332
      Impact of shares issued in acquisition -
        Assumed outstanding from January 1, 1997        835            864
                                                    -------         ------

      Shares used to compute pro forma basic
        and diluted net loss per share               17,368          7,196
                                                    =======         ======



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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 28, 1999                      FLEXIINTERNATIONAL SOFTWARE, INC.



                                             /s/ Stefan R. Bothe
                                             -----------------------------
                                             Stefan R. Bothe
                                             Chairman & CEO


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